As filed with the Securities and Exchange Commission on December 14, 2020

Registration No. 333-235891

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 8 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clip Interactive, LLC

[to be converted as described herein to a corporation named]

Auddia Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5755 Central Ave., Suite C

Boulder, Colorado 80301

Michael Lawless

Chief Executive Officer

Clip Interactive, LLC

5755 Central Ave., Suite C

Boulder, Colorado 80301

(303) 219-9771

Copies to:

Stanley Moskowitz, Esq.	Lawrence Cohen Esq
Bingham & Associates Law Group APC	Gordon Rees Scully & Mansukhani LLP
Second Street. Suite 195	Two North Central Avenue, Suite 2200
Encinitas, CA 92024	Phoenix, AZ 85004
858-523-0100	602-794-2485

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ⊠

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Unit/Share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Units, Each Consisting of One Share of Common Stock, $0.001 Par Value Per Share and One Series A Warrant (1)(2)(3)	3,624,242 Units	$4.125	$14,949,998	$
Shares of Common Stock Included as Part of the Units (3)	3,624,242 shares	(4)	(4)		–
Series A Warrants Included as Part of the Units	3,624,242	(4)	(4)		–
Common shares being registered on behalf of selling shareholders	1,568,182	–	6,468,750		705.74
Shares of Common Stock Underlying the Series A Warrants Included as Part of the Units (3)(5)	3,624,242	$4.54	$16,454,059	$
Units underlying the Representative’s Unit Warrant (Representative’s Units”) (6)	252,121	4.95	1,247,999
Shares of Common Stock underlying the Representative’s Units (3)	252,121	$–	$(4)		$–
Series A Warrants Included as Part of the Representative’s Units (7)	252,121	–	(4)		–
Shares of Common Stock Underlying the Series A Warrants Included in the Representative’s Units (3)(5)	252,121	$–	$1,247,999	$
Total			$40,363,805	$

 ___________________________

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price of any additional shares that the underwriters have the option to purchase.
(2)	The fee is calculated by multiplying the aggregate offering amount by 0.0001091, effective October 1, 2020, pursuant to Section 6(b) of the Securities Act.
(3)	Includes 472,727 Units that may be sold pursuant to the Underwriters over-allotment option

(4)	No registration fee pursuant to Rule 457(g) under the Securities Act.
(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 1.10% of the public offering price per unit.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative's Units is $1,247,999 (which is equal to 252,121 Units at $4.95, or 125% of $4.125, per Unit,).
(7)	All of all of the warrants included as part of the Representatives Warrant are exercisable at 1.10% of the public offering price per unit
*	______ has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Clip Interactive, LLC. (the “Registrant”) is filing this Amendment No. 8 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No.333-235891) (the “Registration Statement”) to file Exhibits: 5.1 and 23.2 (which is included in Exhibits: 5.1), 2.2, 3.8, and 3.9 . Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibits 5.1 and 23.2 (which is included in Exhibit 5.1), 2.2, 3.8, and 3.9. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, in the State of Colorado, on this 14 day of December, 2020.

CLIP INTERACTIVE, LLC

By:	/s/ Michael Lawless
Michael Lawless
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Thramann and Michael Lawless his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Lawless	Chief Executive Officer and Director	December 14, 2020
Michael Lawless	(Principal Executive Officer)
President and Director

/s/ Richard Liebman	Chief Financial Officer	December 14, 2020
Richard Liebman	(Principal Financial and Accounting Officer)

/s/ Jeffery Thramann	Chairman of the Board of Directors	December 14, 2020
Jeffrey Thramann

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EXHIBIT INDEX

Exhibit number		Description

1.1	***	Form of Underwriting Agreement
2.1		Reserved
2.2		Plan of Conversion
2.3		Reserved
2.4	***	Form of Certificate of Conversion of Clip Interactive, LLC (Attached as Exhibit A to Exhibit 2.2)
3.1	***	Fourth Amended and Restated Limited Liability Company Agreement, dated October 19, 2018
3.2	***	Fourth Amended and Restated Limited Liability Company Agreement, Amendment 1, dated March 22, 2019
3.3	***	Certificate of Incorporation of Auddia, Inc. (to be effective upon completion of the Registrant’s conversion from a limited liability company to a corporation)
3.4	***	Bylaws of Auddia, Inc. (to be effective upon completion of the Registrant’s conversion from a limited liability company to a corporation)
3.5	***	Form of Warrant after Conversion form an LLC to a Corporation
3.6	***	Form of Series A Warrant
3.7	***	Amendment #2 to Amended and Restated Limited Liability Company Agreement, Amendment 1, dated April 7, 2020
3.8		Amendment #3 to Amended and Restated Limited Liability Company Agreement, Amendment 1, dated April 7, 2020
3.9		Amendment #4 to Amended and Restated Limited Liability Company Agreement, Amendment 1, dated April 7, 2020
4.1	***	Form of Common Stock Certificate
5.1		Opinion of Bingham & Associates Law Group APC
10.1	***	Employment Agreement of Michael T. Lawless
10.2	***	Employment Agreement of Peter Shoebridge
10.3	***	Form of Auddia Inc. 2020 Equity Incentive Plan
10.4	***	Collateral and Security Agreement with Related Party (Minnicozzi)
10.5	***	Amendment to Collateral and Security Agreement with Related Party
10.6	***	Form of Convertible Promissory Note
10.7	***	Business Loan Agreement and Guaranty of Related Party with Bank of the West
10.8	***	Agreement with Major United States Broadcast Company**
10.9	***	Form of Bridge Note
10.10	***	Warrant Agent Agreement
10.14	***	Amendment to Bridge Note
16.1	***	Letter from Plante Moran PLLC, agreeing with the Company’s disclosure under the “Experts” section of this Registration Statement
23.1	***	Consent of Plante & Moran PLLC, Independent Registered Public Accounting Firm
23.2		Consent of Bingham & Associates Law Group APC (included in Exhibit 5.1)
23.3	***	Consent of Daszkal Bolton LLP, Independent Registered Public Accounting Firm
24.1		Power of Attorney (included on signature page)
99.1	***	Consent of Stephen Deitsch
99.2	***	Consent of Timothy J. Hanlon
99.3	***	Consent of Michael Lawless

____________________________

*	To be filed by Amendment to this Registration Statement
**	Certain information contained in this Exhibit has been redacted and appears as “XXXXX” as the disclosure of same would be a disadvantage to the Registrant in the marketplace
***	Previously filed

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